CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100561 of The Procter & Gamble Company on Form S-8 of our report dated September 24, 2004, appearing in this Annual Report on Form 11-K of the Procter & Gamble 1-4-1 Plan for the year ended June 30, 2004.



/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
Newcastle upon Tyne, United Kingdom

September 24, 2004